UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2011

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50797 (Commission File Number)	04-3561634 (IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA (Address of Principal Executive Offices)	02142 (Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 8, 2011, Momenta Pharmaceuticals, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Sandoz AG and Sandoz Inc. (together, “Sandoz”) relating to the allocation of costs, damages or settlement recovery in relation to the patent infringement suit filed by the Company and Sandoz against Amphastar Pharmaceuticals, Inc., Watson Pharmaceuticals, Inc. and/or their appropriate subsidiaries, affiliates, agents and distributors (the “Defendants”).  On October 28, 2011, the court hearing the suit granted the Company and Sandoz’s motion for a preliminary injunction and entered an order enjoining the Defendants from advertising, offering for sale or selling their enoxaparin sodium product in the United States until the conclusion of a trial on the merits and required the Company and Sandoz to post a security bond of $100 million by November 13, 2011 to maintain the preliminary injunction.

Pursuant to the Letter Agreement, the Company and Sandoz have agreed that, for the period prior to March 1, 2012, the Company shall post a bond of $35 million and Sandoz shall post of bond of $65 million on or before the close of business on November 10, 2011 to satisfy the $100 million bond requirement established by the court.  In addition, the Company and Sandoz shall each be liable for payment of damages to the Defendants as a result of the preliminary injunction (should such damages be awarded by the court) in the following percentages:  sixty-five percent (65%) by Sandoz and thirty-five percent (35%) by the Company; provided that such damages so awarded to Defendants are not in excess of the current $100 million aggregate bond obligation. The Company will designate $17.5 million as collateral for the bond which will remain restricted for the duration of the bond obligation.

If, however, the period during which Sandoz is obligated to pay the Company a hybrid of royalty payments and profit share (which is described in the Collaboration and License Agreement between the parties dated November 1, 2003 as the Aventis TPC Period ) does not terminate prior to March 1, 2012, then the Company shall, to the extent the preliminary injunction and bonding obligation remain in effect, post an additional bond in the amount of $15 million and Sandoz shall have the right to reduce its bond obligation by such amount.  Thereafter, the Company and Sandoz shall each be liable for fifty percent (50%) of the liability for payment of damages to the Defendants as a result of the injunctive relief awarded should such damages be awarded by the court.

The Letter Agreement also contains certain other agreements related to the mechanics of the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

	By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)

Date: November 15, 2011